                          KEY PRODUCTION COMPANY, INC.

                                       AND

                           A. G. EDWARDS & SONS, INC.,
                                  Rights Agent

                                RIGHTS AGREEMENT

                          Dated as of February 25, 2002


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                                TABLE OF CONTENTS

Section 1.  CERTAIN DEFINITIONS.....................................................   1
Section 2.  APPOINTMENT OF RIGHTS AGENT.............................................   4
Section 3.  ISSUE OF RIGHT CERTIFICATES.............................................   4
Section 4.  FORM OF RIGHT CERTIFICATES..............................................   6
Section 5.  COUNTERSIGNATURE AND REGISTRATION.......................................   6
Section 6.  TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES;
            MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.................   7
Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS...........   8
Section 8.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES......................   9
Section 9.  AVAILABILITY OF COMMON SHARES...........................................   9
Section 10. COMMON SHARES RECORD DATE...............................................  10
Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS......  10
Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES..............  18
Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER....  18
Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.................................  20
Section 15. RIGHTS OF ACTION........................................................  21
Section 16. AGREEMENT OF RIGHT HOLDERS..............................................  21
Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.......................  22
Section 18. CONCERNING THE RIGHTS AGENT.............................................  22
Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT...............  22
Section 20. DUTIES OF RIGHTS AGENT..................................................  23
Section 21. CHANGE OF RIGHTS AGENT..................................................  25
Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES......................................  25
Section 23. REDEMPTION..............................................................  26
Section 24. EXCHANGE................................................................  27
Section 25. NOTICE OF CERTAIN EVENTS................................................  28
Section 26. NOTICES.................................................................  29
Section 27. SUPPLEMENTS AND AMENDMENTS..............................................  29
Section 28. SUCCESSORS..............................................................  30
Section 29. BENEFITS OF THIS AGREEMENT..............................................  30
Section 30. SEVERABILITY............................................................  30
Section 31. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS....................  30
Section 32. GOVERNING LAW...........................................................  31
Section 33. COUNTERPARTS............................................................  31
Section 34. DESCRIPTIVE HEADINGS....................................................  31
EXHIBIT A   FORM OF RIGHT CERTIFICATE............................................... A-1
EXHIBIT B   SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES............................. B-1

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                                RIGHTS AGREEMENT

     This Rights Agreement, dated as of February 25, 2002 (this "Agreement"), is between Key Production Company, Inc., a Delaware corporation (the "Company"), and A.G. Edwards & Sons, Inc. (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend of one common share purchase right (a "Right") for each Common Share of the Company outstanding at the close of business on March 7, 2002 (the "Record Date"), each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to (i) each Common Share of the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date and (ii) in certain cases each Common Share that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date.

     Accordingly, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms (in addition to those defined above) have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company,
     (iv) any trustee or fiduciary with respect to such plan, acting in such capacity, or (v) Helmerich & Payne, Inc., a Delaware corporation ("H&P"), Helmerich & Payne Exploration and Production Co., a Delaware corporation ("Spinco"), or any Subsidiary of H&P or Spinco. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; PROVIDED, HOWEVER, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share acquisitions by the Company and shall, after such share acquisitions by the Company, become the Beneficial Owner of any additional Common Shares without the prior written consent of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person that would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board of Directors) but in any event by the close of business on the fifth Business Day after notice from the Company a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

          (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, including without limitation, securities with respect to which such Person or any of such Person's Affiliates or Associates has beneficial ownership pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

               (ii) that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing, but excluding customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

               (iii) that such Person or any of such Person's Affiliates or Associates has the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation (which, if the Company is an Exchange Act - reporting Person, shall mean a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act) and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) (or, if the Company is not an Exchange Act - reporting Person, such agreement, arrangement or understanding that would not also be then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) if the Company were an Exchange Act - reporting Person); or

               (iv) that are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any

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          agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c) (iii)) or disposing of any securities of the Company;

     PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Agreement, none of H&P, Spinco, or any Subsidiary of H&P or Spinco shall be deemed the Beneficial Owner of, or to beneficially own, any securities of the Company by virtue of (A) the execution and delivery of an H&P Merger Agreement, or (B) the consummation of an H&P Merger or other transactions contemplated in an H&P Merger Agreement.

          (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (e) "close of business" on any given date shall mean 5:00 p.m., New York City time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

          (f) "Common Shares" when used with reference to the Company (specifically or in context) shall mean the shares of common stock, par value $.25 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

          (g) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Final Expiration Date" shall mean the earliest of (i) the close of business on February 25, 2012 and (ii) immediately prior to the effective time of an H&P Merger.

          (j) "H&P Merger" shall mean a merger, share exchange, business combination or similar transaction involving the Company and H&P, Spinco, or any Subsidiary of H&P or Spinco.

          (k) "H&P Merger Agreement" shall mean an agreement and plan of merger or other form of business combination agreement to which the Company and H&P, Spinco, or any Subsidiary of H&P or Spinco are parties, as such may be amended and supplemented from time to time.

          (l) "Person" shall mean any individual, firm, corporation, incorporated or unincorporated association, joint venture, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity as well as any other syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

          (m) "Purchase Price" shall have the meaning set forth in Section 4 hereof, as the same may be adjusted from time to time in accordance with the terms of this Agreement.

          (n) "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

          (o) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such earlier date as a majority of the Board of Directors shall become aware of the existence of the Acquiring Person; PROVIDED THAT, if such Person is determined not to have become an Acquiring Person pursuant to the last sentence of Section 1(a), then no Shares Acquisition Date shall be deemed to have occurred.

          (p) "Subsidiary" of any Person shall mean any corporation, incorporated or unincorporated association, limited liability company, partnership or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3. ISSUE OF RIGHT CERTIFICATES.

          (a) Until the earlier (the earlier of such dates being herein referred to as the "Distribution Date") of (i) the close of business on the tenth Business Day after the Shares Acquisition Date (or if the tenth Business Day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) and (ii) the close of business on the tenth Business Day (or such later date as the Board of Directors of the Company shall determine) after the date of the commencement (determined in accordance with Rule 14d-2 under the Exchange
     Act) by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any trustee or fiduciary with respect to any such plan to the extent such Person is so acting with the approval or consent of the Company or as part of such Person's ordinary activities with respect to any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any trustee or fiduciary with respect to any such plan to the extent such Person is so acting with the approval or consent of the Company or as part of such Person's ordinary activities with respect to any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 15% or more of the Common Shares then outstanding, including any such date that is after the date of this Agreement and prior to the issuance of the Rights, (x) the Rights shall be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates therefor) shall be transferable only in connection with the transfer of Common Shares of the Company. Notwithstanding anything to the contrary in this Section 3(a), a Distribution Date shall not occur as a result of (1) the execution and delivery of an H&P Merger Agreement or the public announcement of such execution and delivery, or (2) the consummation of an H&P Merger or other transactions contemplated in an H&P Merger Agreement. As soon as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign, and the Company shall send or cause to be sent (and the Rights Agent will, if requested, send), by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share of the Company so held. As of the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.

          (b) As promptly as practicable following the Record Date, the Company will make available a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit B hereto (the "Summary of Rights"), to any record holder of Rights who may so request from time to time prior to the Final Expiration Date. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates and the record holders of the Common Shares shall also be the record holders of the associated Rights. Until the Distribution Date (or the earlier of the Redemption Date and the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (c) Certificates for Common Shares that become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Key Production Company, Inc. and A.G. Edwards & Sons, Inc. dated as of February 25, 2002 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Key Production Company, Inc. Under certain circumstances, as set forth in the Rights Agreement, the Rights described therein will be evidenced by separate certificates and will no longer be evidenced by this certificate. Key Production Company, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances as described in the Rights Agreement, Rights beneficially owned by any Person who becomes an Acquiring Person, or an Associate or Affiliate thereof (as those terms are defined in the Rights Agreement) or any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder of the Rights, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or obtainable.

     With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

     Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be in substantially the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"), but the number of such Common Shares and the Purchase Price shall be subject to adjustment as provided herein.

     Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the

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Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office or offices, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date and the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall endorse and surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall make and deliver a new Right Certificate of like tenor to the Rights Agent for

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delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

          (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time, subject to the last sentence of Section 23(a) hereof, after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), and (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

          (b) The Purchase Price for each Common Share pursuant to the exercise of a Right shall initially be $70, subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Subject to the Company's rights under Section 11(a)(iii) hereof, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased (plus an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof) by certified check, cashier's check, bank check, bank draft, wire transfer of immediately available funds or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares, certificates for the number of Common Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, or the amount of cash, property or other securities to be paid or issued in lieu of the issuance of Common Shares in accordance with Section 11(a)(iii) hereof,
     (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and
     (iv) when appropriate, after receipt, deliver such cash, property or other securities to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed a certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate representing Rights purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. AVAILABILITY OF COMMON SHARES.

          (a) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          (b) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which are payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or other securities that may become or be issuable under the terms of this Agreement) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares (or other securities which may become or be issuable under the terms of this Agreement) in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates for Common Shares (or other securities that may become or be issuable under the terms of this Agreement) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificates no later than the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

          (c) The Company covenants and agrees that, for so long as the Common Shares issuable upon the exercise of Rights are listed on any national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for such issuance to be listed on such exchange or to be quoted on such system upon official notice of issuance upon such exercise.

          (d) The Company covenants and agrees that it shall prepare and file, as soon as possible following the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the securities purchasable upon exercise of the Rights on an appropriate form and shall use its best efforts to cause such registration statement (i) to become effective as soon as possible after such filing, and (ii) to remain effective (with a prospectus at all times meeting the requirements of the Act) until no longer required to do so under the Act with respect to securities purchasable upon exercise of the Rights. The Company shall also take all such action as may be required or as is appropriate under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate with respect to the securities purchasable upon the exercise of the Rights. The Company may temporarily suspend, for a period not to exceed 90 days following the Distribution Date, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension of exercisability of Rights referred to in this paragraph, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

     Notwithstanding any provision in this Agreement to the contrary, the Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable, or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

     Section 10. COMMON SHARES RECORD DATE. Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the form of election duly executed and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.

     Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of Common Shares that the holder of a Right Certificate is entitled to purchase on the exercise of the Rights evidenced thereby, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid on exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable on exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and
     Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof. The adjustments provided for in this Section 11(a)(i) shall be made successively whenever any such event occurs.

          (ii) Subject to Section 23 and 24 of this Agreement, in the event any Person shall become an Acquiring Person, proper provision shall be made so that each holder of a Right (except as provided below) shall thereafter have a right to receive, upon exercise thereof in accordance with Section 7 hereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person (such resulting number of shares, the "Adjustment Shares"). Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights beneficially owned by (i) such Acquiring Person or an Associate or Affiliate of such Acquiring Person, (ii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or

     (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 11(a)(ii), shall become null and void without any further action and no holder of such Rights shall thereafter have any rights whatsoever with respect to such Rights, whether under this Agreement (including the right to exercise such Rights under any provision of this Agreement) or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 11(a)(ii) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) or any transferee thereof whose Rights would be void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Associate or Affiliate thereof whose Rights would be void pursuant to the preceding sentence shall be canceled.

          (iii) In lieu of issuing Common Shares in accordance with Section 11(a)(ii) hereof, the Company may, if the Board of Directors of the Company determines that such action is necessary or appropriate: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread") and (B) with respect to each Right (subject to the provisions of Section 11(a)(ii) hereof), make adequate provision to substitute for the Adjustment Shares, upon exercise of a Right in payment of the applicable Purchase Price, cash, a reduction in the Purchase Price, other equity securities of the Company (including, without limitation, shares or units of shares of preferred stock which the Board of Directors has deemed to have the same value as the Common Shares (such shares of preferred stock herein called "Common Share Value Equivalents")), debt securities of the Company, other assets or any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; PROVIDED, HOWEVER, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) within 30 days following the later of (x) the date on which any Person shall have become an Acquiring Person and (y) the date on which the Company's right of redemption pursuant to Section 23(a) hereof expires (the later of (x) or (y) being referred to herein as the "Section 11(a)(iii) Trigger Date"), then the Company shall be obligated to deliver, upon surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available, unless the Company has not obtained the necessary stockholder or regulatory approval) and then, if necessary, cash, which shares and cash would have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights or that any necessary regulatory approval for such issuance will be obtained, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(iii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares or take action to obtain such regulatory approval (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first or second sentences of this Section 11(a)(iii), the Company
     (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(iii) Trigger Date and the value of any "Common Share Value Equivalent" shall be deemed to have the same value as the Common Shares on such date. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive Common Shares upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or shares having substantially the same rights, privileges and preferences as Common Shares ("Equivalent Common Shares") or securities convertible into or exercisable for Common Shares or Equivalent Common Shares at a price per Common Share or per Equivalent Common Share (or having a conversion or exercise price per share, if a security convertible into or exercisable for Common Shares or Equivalent Common Shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or Equivalent Common Shares so to be offered (and/or the aggregate initial conversion or exercise price of the convertible or exercisable securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible or exercisable securities so to be offered are initially convertible or exercisable); PROVIDED, HOWEVER, that in no event shall the consideration to be paid on exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable on exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent and the holders of Rights. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend paid out of earnings or retained earnings or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in
     Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares on such record date (determined pursuant to Section 11(d)), less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares; PROVIDED, HOWEVER, that in no event shall the consideration to be paid on exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable on exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to, but not including, such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the Company of (A) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares, or (B) any subdivision, combination or reclassification of the Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Shares taking into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New

     York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not publicly held or so listed or traded, and no market maker is making, or has made during the relevant period, a market in the Common Shares, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. The term "Trading Day" shall mean a day on which the NASDAQ National Market or the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on the NASDAQ National Market or any national securities exchange, a Business Day.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth interest in a Common Share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f)  If as a result of an adjustment made pursuant to Section 11(a) or
     Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of this Section 11 with respect to the Common Shares and the provisions of Sections 7, 9, 10, 12, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in

     Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one one-thousandth of a Common Share) obtained by (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to such adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The adjustments provided for in this
     Section 11(h) shall be made successively whenever any such event occurs.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election, if any, to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any date thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
     Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Company in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in Section 11(b) hereafter made by the Company to holders of Common Shares shall not be taxable to such shareholders.

          (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with
     Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (iii) effect a share exchange with any other Person or conversion of the Company into another entity (other than with a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), if, (x) at the time of or immediately after such consolidation, merger, exchange, conversion or sale, there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger, exchange or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
     Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates; PROVIDED HOWEVER, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any Subsidiary of the Company.

          (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish in any material manner or otherwise eliminate the benefits intended to be afforded by the Rights.

     Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof.

     Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

          (a) If, on or following the Shares Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, merge with and into, or effect a share exchange or conversion with or into any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company or effect a share exchange or conversion with or into the Company, the Company shall be the continuing or surviving corporation in such transaction and, in connection with such transaction, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any Person (including the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or one or more of its wholly owned Subsidiaries in a transaction that complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Common Shares, such number of validly authorized and issued, fully paid and non-assessable Common Shares of the Principal Party (as defined in Section 13(b) hereof, which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such transaction; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such transaction, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company", as used in this Agreement, shall thereafter be deemed to mean the Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with this Agreement) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Principal Party thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such transaction unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that, immediately after the date of any such transaction mentioned in this paragraph (a) of this Section 13, the Principal Party at its own expense will (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form and will use its best efforts to cause such registration statement (A) to become effective as soon as possible after such filing and (B) to remain effective (with a prospectus at all times meeting the requirements of the Act) until no longer required under the Act with respect to securities purchasable upon exercise of the Rights; and (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights, and take all such other action as may be required or as is appropriate, under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate. On or after the Shares Acquisition Date, the Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights (except as permitted by Section 23, Section 24 or Section 27 hereof). The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, exchanges, conversions, sales or other transfers.

          (b) "Principal Party" shall mean (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares are converted in such transaction or, if there is more than one such issuer, the issuer of Common Shares that has the highest aggregate current per share market price (determined pursuant to Section 11(d)), and if no securities are so issued, the Person that is the other party to the transaction; and (ii) in the case of any transaction described in clause
     (iii) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the greatest portion of the assets or earning power cannot be determined, that Person the Common Shares of which has the highest aggregate current per share market price (determined pursuant to Section 11(d)); PROVIDED, HOWEVER, that in any such case, (1) if the securities of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the securities of which are and have been so registered, "Principal Party" shall mean such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one other Person, the securities of two or more of which are and have been so registered, "Principal Party" shall mean whichever of such other Persons is the issuer of the securities so registered having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more other Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and
     (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a "Subsidiary" of both or all of such other Persons and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct and indirect interests in such Person bear to the total of such interests.

     Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would otherwise be issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used to determine the current market value of a Right for purposes of this Section 14(a). Notwithstanding anything in this
     Section 14(a) to the contrary, prior to the Distribution Date, the current market value of the Rights for purposes of this Section 14(a) shall be deemed to be zero.

          (b) The Company shall not be required to issue fractional interests in Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional interests in Common Shares. In lieu of fractional interests in Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second and third sentences of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 and Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares of the Company); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares of the Company;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the Person in whose name any Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, that the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

     Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or interests therein or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for the Rights Agent's own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including any Rights that become void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company (including, without limitation, acting as transfer agent for the Common Shares of the Company) or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been executed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation, business trust or limited liability company organized and doing business under the laws of the United States or of any other state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) a direct or indirect wholly owned subsidiary of such an entity. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by the predecessor Rights Agent hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence prior to the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company and in existence prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) the Company shall not be obligated to issue any such Right Certificates, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. REDEMPTION.

          (a) The Rights may be redeemed by action of the Board of Directors of the Company pursuant to paragraph (b) of this Section 23 and shall not be redeemed in any other manner. Notwithstanding anything contained or implied in this Agreement to the contrary, the Rights shall not be exercisable after the occurrence of an event described in Section 11(a)(ii) hereof until such time as the Company's rights of redemption hereunder have expired.

          (b) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the tenth Business Day after the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, by action of the Board of Directors, pay the Redemption Price in cash, Common Shares (based on the current per share market price (determined in accordance with Section 11(d)) of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. The redemption of Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish.

          (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (b) of this Section 23, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

     Section 24. EXCHANGE.

          (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share of the Company per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or any trustee or fiduciary with respect to such plan acting in such capacity), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

          (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

          (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share of the Company shall be the closing price of a Common Share of the Company (as determined pursuant to the second and third sentences of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25. NOTICE OF CERTAIN EVENTS.

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular quarterly cash dividend),
     (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action described by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

     Section 26. NOTICES. Unless otherwise provided in this Agreement, notices or demands authorized by this Agreement to be given or made to or on the Company or the Rights Agent shall be deemed to have been given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

          To the Company:

          Key Production Company, Inc.
          707 Seventeenth Street, Suite 3300
          Denver, Colorado 80202
          Attention: Chief Executive Officer
          Telecopier: 303-295-3494


          To the Rights Agent

          A.G. Edwards & Sons, Inc.
          One North Jefferson
          St. Louis, MO 63103
          Attention: _____________________________
          Telecopier: ____________________________

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. SUPPLEMENTS AND AMENDMENTS. The Company may (and the Rights Agent shall at the direction of the Company) from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) at any time, to cure any ambiguity, (ii) at any time, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) prior to the Distribution Date, to change or supplement any of the provisions hereof in any manner which the Company may deem necessary or desirable (including, but without any limitation, changing the percentage of ownership of Common Shares at which a Person becomes an Acquiring Person, the Distribution Date, the time for redemption of Rights or the time for, or limits on, amendment of this Agreement) or (iv) after the Distribution Date, to change or supplement the provisions hereof in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of the Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an

Acquiring Person), any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent.

     Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company) any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company).

     Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding the foregoing, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company, determines in its good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose and effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the 10th Business Day following the date of such determination by the Board of Directors.

     Section 31. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at a particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

     Section 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                       SIGNATURES BEGIN ON FOLLOWING PAGE

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        KEY PRODUCTION COMPANY, INC.

                                        By:
                                           ---------------------------------
                                        Name:
                                        Title:


                                        A.G. EDWARDS & SONS, INC.

                                        By:
                                           ---------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                            FORM OF RIGHT CERTIFICATE

Certificate No.  R-                                                ______ Rights

     NOT EXERCISABLE AFTER FEBRUARY 25, 2012, OR EARLIER IF AN H&P MERGER (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) IS CONSUMMATED OR REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AND TO EXCHANGE AT THE OPTION OF THE COMPANY AND ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, OR AN ASSOCIATE OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, MAY BECOME NULL AND VOID.


                                Right Certificate

                          Key Production Company, Inc.

     This certifies that _____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 25, 2002 (the "Rights Agreement"), between Key Production Company, Inc., a Delaware corporation (the "Company"), and A.G. Edwards & Sons, Inc. (the "Rights Agent" which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Final Expiration Date (as defined below) at the principal office or offices of the Rights Agent designated for such purpose, or at the offices of its successor as Rights Agent, one share of Common Stock, $.25 par value (the "Common Shares"), of the Company, at a purchase price of $70 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 25, 2002, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events. In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or to receive Common Shares, cash or other assets, all as provided in the Rights Agreement.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right or (ii) may be exchanged by the Company in whole or in part for Common Shares. The Rights will expire upon the earliest of
(a) the close of business on February 25, 2012 and (b) immediately prior to the effective time of an H&P Merger (the earliest of such times being herein referred to as the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

     No fractional interests in Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

     Dated as of _________, 2002.

Attest:                                 KEY PRODUCTION COMPANY, INC.

By:                                     By:
   -----------------------------           -----------------------------
Name:                                   Name:
Title:                                  Title:

Countersigned:                          A.G. EDWARDS & SONS, INC.

By:                                     By:
   -----------------------------           -----------------------------
Name:                                   Name:
Title:                                  Title:

                    FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED ______________ hereby sells, assigns and transfers unto ____________________________________________ (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________________, as Attorney to transfer the within Right
Certificate on the books of the within-named Company, with full power of substitution.

     Dated: _______________, _______.


                                        ------------------------------------
                                        Signature

Signature Guarantee:

     Signatures must be guaranteed by an "eligible guarantor institution" (such as a bank, stockbroker, credit union or savings association) pursuant to Rule 17Ad-15 of the Rules and Regulations of the Securities Exchange Act of 1934, as amended.

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of such Person.

     Dated: _________________, _____


                                        -------------------------------------
                                        Signature

                          FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise Rights represented by the
                              Right Certificate.)

To: Key Production Company, Inc.

     The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)


Dated: _____________, ____.

                                        ----------------------------------------
                                        Signature

Signature Guarantee:

     Signatures must be guaranteed by an "eligible guarantor institution" (such as a bank, stockbroker, credit union or savings association) pursuant to Rule 17Ad-15 of the Rules and Regulations of the Securities Exchange Act of 1934, as amended.

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of such Person.

                                        -------------------------------------
                                        Signature


                                     NOTICE

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT B

                   SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

     On February 23, 2002, the Board of Directors (the "Board") of Key Production Company, Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, par value $.25 per share (the "Common Shares"), of the Company. The dividend is payable on March 7, 2002 (the "Record Date") to the shareholders of record on the close of business on that date. The Board also authorized the issuance of one Right for
(i) each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date (as hereinafter defined) or the redemption or Final Expiration Date (as hereinafter defined) of the Rights and (ii) in certain cases, each Common Share that becomes outstanding after the Distribution Date and prior to the redemption or Final Expiration Date of the Rights. Each Right entitles the registered holder to purchase from the Company one Common Share of the Company at a price of $70 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and A.G. Edwards & Sons, Inc., as Rights Agent (the "Rights Agent").

     The Rights are not exercisable until the Distribution Date. The "Distribution Date" will generally occur upon the earlier of (i) ten business days following (a) a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares (subject to certain exceptions) or
(b) an earlier date as a majority of the Board shall become aware of the existence of the Acquiring Person and (ii) ten business days following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (subject to certain exceptions). A Distribution Date shall not occur as a result of (1) the execution and delivery of an agreement and plan of merger or other business combination agreement to which the Company and Helmerich & Payne, Inc., a Delaware corporation ("H&P") or other related entities (as provided in the Rights Agreement) are parties, or (2) the consummation of a merger or similar transaction involving H&P or other related entities (an "H&P Merger").

     Until the Distribution Date, the Rights will be evidenced by Common Share certificates and no separate Rights certificates will be distributed. All Common Share certificates outstanding as of the Record Date will evidence the Rights related thereto and new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date, the Rights will be transferred with and only with the Common Shares, and the surrender for transfer of any certificates for Common Shares, with or without a notation referencing the Rights Agreement, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     The Rights will separate from the Common Shares on the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right

Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (except as provided in the Rights Agreement), and such separate Right Certificates alone will evidence the Rights.

     The Rights will expire upon the earliest of (a) the close of business on February 25, 2012 and (b) immediately prior to the effective time of an H&P Merger (the earliest of such times being herein referred to as the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights, options or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into or exercisable for Common Shares with a conversion or exercise price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     The Company is not required to issue fractional Rights or fractional interests in Common Shares upon exercise of Rights. In lieu thereof, an adjustment in cash will be made based on the then current market value (determined in accordance with the Rights Agreement) of the Rights or Common Shares, as applicable.

     In the event any person or group becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be null and void for all purposes of the Rights Agreement and the holder thereof shall thereafter have no rights with respect to such Rights, whether under the Rights Agreement or otherwise), shall thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (unless the Rights are earlier redeemed, exchanged or expired). Under some circumstances, in lieu of Common Shares, other equity and debt securities, property, cash or combinations thereof, including combinations with Common Shares, may be issued upon payment of the exercise price if of equal value to the number of Common Shares for which the Right is exercisable. Rights are not exercisable until such time as the Rights are no longer redeemable by the Company as described below.

     In the event, following the first date of the earlier of a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or a majority of the Board of Directors becoming aware of the existence of an Acquiring Person (a "Shares Acquisition Date"), (i) the Company is, in effect, acquired in a merger or other business combination transaction in which the Common Shares are changed or exchanged or in which the

Company is not the surviving corporation or (ii) 50% or more of the Company's consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by an Acquiring Person or any affiliate or associate thereof (which will be null and void as described above) shall thereafter generally have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or in certain cases, an affiliate of the acquiring company) which at the time of such transaction will have a market value of two times the exercise price of the Right (unless the Rights are earlier redeemed, exchanged or expired).

     At any time prior to the close of business on the tenth business day after the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), the Board may redeem the Rights in whole, but not in part, at a price of $.01 per right (the "Redemption Price"), payable in cash, Common Shares or other form of consideration deemed appropriate by the Board. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. Immediately upon the action of the Board ordering the redemption of the Rights or at such other time as may be specified by the Board when it orders redemption, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     At any time after a person or group has become an Acquiring Person and prior to the acquisition by any person or group of 50% or more of the then outstanding Common Shares, the Board may exchange the Rights (other than Rights that have become null and void as described above), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The terms of the Rights may be amended by the Board without the consent of the holders of the Rights at any time to cure any ambiguity or to correct or supplement any defective or inconsistent provisions and may, prior to the Distribution Date, be amended to change or supplement any other provision in any manner which the Company may deem necessary or desirable. After the Distribution Date, the terms of the Rights may be amended (other than to cure ambiguities or correct or supplement defective or inconsistent provisions) only so long as such amendment shall not adversely affect the interests of the holders of the Rights (which may not be an Acquiring Person in whose hands Rights are void).

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form 8-A for registration of the Rights under the Securities Exchange Act of 1934, as amended.

     A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.